MGP INGREDIENTS REPORTS STRONG FIRST QUARTER 2023 RESULTS
Consolidated sales increased 3% from prior year period
Continued strength across each business segment

ATCHISON, Kan., May 4, 2023 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the first quarter ended March 31, 2023.

2023 first quarter consolidated results compared to 2022 first quarter

•Sales increased 3% to $201.0 million.
•Gross profit decreased 3% to $69.8 million, representing 34.7% of sales.
•Operating income decreased 17% to $41.6 million.
•Net income decreased 17% to $31.0 million.
•Adjusted EBITDA decreased 15% to $47.1 million.
•Basic earnings per share (“EPS”) decreased to $1.40 per share from $1.69 per share.
•Diluted EPS decreased to $1.39 per share from $1.69 per share.

“Our year is off to another strong start, as this quarter’s gross profit and adjusted EBITDA performance represents the second best quarter in Company history, second only to the record first quarter of 2022,” said David Colo, president and CEO of MGP Ingredients. “Sales of brown goods grew 10% from the prior year period to record levels, driven by strong new distillate customer commitments, higher pricing across all brown goods, and stronger than expected customer demand for spot purchases. Within our Branded Spirits segment, revenue grew 2% and we recently realigned our national distribution capabilities with Republic National Distributing Company (“RNDC”) toward the end of the quarter. We believe this realignment with RNDC, as well as continued investment in our premium plus family of spirits brands, continues to position us well for incremental growth and margin expansion opportunities going forward. We are also pleased with the continued strength of our Ingredient Solutions business, which continues to benefit from broader consumer trends that include the shift toward plant-based diets as reflected by the segment’s gross profit and margin performance this quarter.”

Distilling Solutions
In the first quarter 2023, sales for the Distilling Solutions segment increased 2% to $113.2 million, reflecting a 2% increase in sales of premium beverage alcohol, due to higher brown goods sales. Gross profit decreased to $33.0 million or 29.2% of segment sales, compared to $38.9 million, or 34.9% of segment sales in the first quarter 2022.

Branded Spirits
For the first quarter 2023, sales for the Branded Spirits segment increased 2% to $56.9 million. Gross profit decreased slightly to $24.6 million, or 43.2% of segment sales compared to $24.8 million, or 44.5% of segment sales in the first quarter 2022.

Ingredient Solutions
In the first quarter 2023, sales in the Ingredient Solutions segment increased 10% to $30.9 million. Gross profit increased to $12.2 million, or 39.5% of segment sales, compared to $8.1 million, or 29.0% of segment sales in the first quarter 2022.

Other
Advertising and promotion expenses for the first quarter 2023 increased $2.2 million, or 41%, to $7.7 million as compared to the first quarter 2022.

Corporate selling, general and administrative ("SG&A") expenses for the first quarter 2023 increased $4.3 million, or 26%, to $20.5 million as compared to the first quarter 2022.

The corporate effective tax rate for the first quarter 2023 was 23.7%, compared with 23.0% from the first quarter 2022.

2023 Outlook
MGP is confirming the following consolidated guidance for fiscal 2023:
•Sales are projected to be in the range of $815 million to $835 million.
•Adjusted EBITDA is expected to be in the range of $178 million to $183 million.
•Adjusted basic EPS is forecasted to be in the $5.05 to $5.20 range, with basic weighted average shares outstanding expected to be approximately 22.2 million at year end.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Indiana and Kansas, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; and the historic Ross & Squibb Distillery in

Lawrenceburg, Indiana, where the Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. (the "Company," or "MGP") of continuing consumer trends and our announced expansionary projects and the Company's outlook for 2023. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” "project," "forecast," “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include:
•Disruptions in the operations or a catastrophic event at any of our facilities
•The effect of commodity price fluctuations
•The effectiveness or execution of our strategic plan
•Our reliance on a limited number of third-party suppliers
•The impact of climate change, or legal, regulatory or market measures to address climate change
•Product recalls or other product liability claims
•Any damage to our reputation or that of any of our key customers or their brands
•Adverse public opinion about any of our specialty ingredients
•Warehouse expansion issues
•Our reliance on fewer, more profitable customer relationships
•Commercial, political, and financial risks
•The impact of our compliance with extensive regulation and taxation requirements
•The impact of tariffs or any changes in trade policies
•Significant additional labeling or warning requirements or limitations on the availability of our products
•The impact of our compliance with anti-corruption laws, trade sanctions and restrictions
•Changes in consumer preferences and purchases and our ability to anticipate or react to those changes
•A change in public opinion about alcohol
•Our reliance on distributors to adequately distribute our branded spirits within their territories
•Failure of our branded spirits to secure and maintain listings in the control states
•Changes in excise taxes, incentives and customs duties related to products containing alcohol
•The impact of class action or other litigation relating to alcohol abuse or the misuse of alcohol
•The availability and cost of raw materials, product ingredients, energy resources or labor, and fluctuations in energy costs
•The impact of global supply chain challenges
•The effects of inflation and our ability to increase prices to customers
•The impact of the ongoing military conflict between Russia and Ukraine
•Our ability to adequately protect our intellectual property rights

•Our ability to defend against claims of alleged intellectual property rights infringement
•Risks related to our dual-class stock structure and the provisions of our governing documents; our reliance on our key information technology systems, networks, processes, associated sites, or service providers
•Risks related to acquisitions, the competitive market in which we sell our products, and related market conditions
•Work disruptions or stoppages by our unionized workforce
•Potential adverse effects related to the loss of key management personnel
•Our ability to maintain compliance with all applicable loan agreement covenants
•Increases in interest rates
•The impact of COVID-19 and other pandemics or health crises

For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distilling Solutions, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted EBITDA, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with net income computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedule provides a full reconciliation of historical adjusted EBITDA to net income, its most directly comparable U.S. GAAP financial measure. Full year 2023 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, and other items not reflective of MGP’s ongoing operations.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended March 31, 2022	$50,080
Decrease in gross profit - Distilling Solutions segment	(5,905)	(12)	pp(a)
Decrease in gross profit - Branded Spirits segment	(189)	—	pp
Increase in gross profit - Ingredient Solutions segment	4,097	8	pp
Increase in advertising and promotion expenses	(2,229)	(4)	pp
Increase in SG&A expenses	(4,295)	(9)	pp
Operating income for the quarter ended March 31, 2023	$41,559	(17)%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for the quarter ended March 31, 2022	$1.69
Change in operating income (b)	(0.30)	(18)	pp(a)
Change in interest expense, net (b)	0.02	1	pp
Change in weighted average shares outstanding	(0.01)	(1)	pp
Basic EPS for the quarter ended March 31, 2023	$1.40	(18)%
Impact of dilutive shares outstanding	(0.01)	(1)	pp
Diluted EPS for the quarter ended March 31, 2023	$1.39	(19)%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2022).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$68,324	$62,145	$6,179	10%
White goods	15,954	20,086	(4,132)	(21)
Premium beverage alcohol	84,278	82,231	2,047	2
Industrial alcohol	10,439	11,495	(1,056)	(9)
Food grade alcohol	94,717	93,726	991	1
Fuel grade alcohol	2,556	3,282	(726)	(22)
Distillers feed and related co-products	9,092	8,917	175	2
Warehouse services	6,858	5,584	1,274	23
Total Distilling Solutions	$113,223	$111,509	$1,714	2%

	BRANDED SPIRITS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$9,115	$12,597	$(3,482)	(28)%
Super premium	2,847	2,946	(99)	(3)
Premium	6,784	6,140	644	10
Premium plus	18,746	21,683	(2,937)	(14)
Mid	20,835	19,273	1,562	8
Value	13,421	11,299	2,122	19
Other	3,881	3,496	385	11
Total Branded Spirits	$56,883	$55,751	$1,132	2%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$14,686	$15,203	$(517)	(3)%
Specialty wheat proteins	11,890	9,419	2,471	26
Commodity wheat starches	3,807	3,353	454	14
Commodity wheat proteins	521	—	521	N/A
Total Ingredient Solutions	$30,904	$27,975	$2,929	10%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2023	2022
Sales	$201,010	$195,235
Cost of sales	131,186	123,414
Gross profit	69,824	71,821

Advertising and promotion expenses	7,733	5,504
Selling, general, and administrative expenses	20,532	16,237
Operating income	41,559	50,080

Interest expense, net	(995)	(1,598)
Other income (expense), net	123	54
Income before income taxes	40,687	48,536

Income tax expense	9,655	11,165
Net income	31,032	37,371

Net loss attributable to noncontrolling interest	39	66
Net income attributable to MGP Ingredients, Inc.	31,071	37,437

Income attributable to participating securities	(311)	(318)
Net income used in earnings per common share calculation	$30,760	$37,119

Weighted average common shares
Basic	22,040,224	21,989,100
Diluted	22,072,271	21,989,100

Earnings per common share
Basic	$1.40	$1.69
Diluted	$1.39	$1.69

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$31,728	$47,889
Receivables, net	128,611	109,267
Inventory	308,558	289,722
Prepaid expenses	6,542	2,957
Refundable income taxes	—	4,327
Total Current Assets	475,439	454,162

Property, plant, and equipment	461,069	450,800
Less accumulated depreciation and amortization	(220,100)	(215,168)
Property, Plant, and Equipment, net	240,969	235,632
Operating lease right-of-use assets, net	14,698	15,042
Investment in joint ventures	5,274	5,534
Intangible assets, net	216,250	216,768
Goodwill	226,294	226,294
Other assets	5,262	4,779
TOTAL ASSETS	$1,184,186	$1,158,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$5,600
Accounts payable	66,755	66,432
Federal and state excise taxes payable	7,388	4,627
Income taxes payable	4,716	—
Accrued expenses and other	17,056	28,716
Total Current Liabilities	102,315	105,375

Long-term debt, less current maturities	27,914	29,510
Convertible senior notes	195,305	195,225
Long-term operating lease liabilities	11,252	11,622
Other noncurrent liabilities	3,768	3,723
Deferred income taxes	67,685	67,112
Total Liabilities	408,239	412,567
Total equity	775,947	745,644
TOTAL LIABILITIES AND TOTAL EQUITY	$1,184,186	$1,158,211

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Quarter to Date Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$31,032	$37,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,171	5,621
Share-based compensation	1,215	1,373
Equity method investment loss (income)	260	(394)
Deferred income taxes, including change in valuation allowance	573	347
Other, net	99	24
Changes in operating assets and liabilities:
Receivables, net	(19,227)	(9,601)
Inventory	(18,707)	(13,696)
Prepaid expenses	(3,578)	657
Income taxes payable (refundable)	9,043	5,437
Accounts payable	6,498	4,638
Accrued expenses and other	(10,208)	(8,896)
Federal and state excise taxes payable	2,761	(515)
Other, net	89	(136)
Net cash provided by operating activities	5,021	22,230

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(16,237)	(10,642)
Contributions to equity method investment	—	(1,028)
Other, net	(708)	(363)
Net cash used in investing activities	(16,945)	(12,033)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(2,669)	(2,661)
Purchase of treasury stock	(801)	(714)
Principal payments on long-term debt	(800)	(807)
Net cash used in financing activities	(4,270)	(4,182)

Effect of exchange rate changes on cash and cash equivalents	33	(288)
Increase (decrease) in cash and cash equivalents	(16,161)	5,727
Cash and cash equivalents, beginning of period	47,889	21,568
Cash and cash equivalents, end of period	$31,728	$27,295

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended March 31,
	2023	2022
Net Income	$31,032	$37,371
Interest expense	995	1,598
Income tax expense	9,655	11,165
Depreciation and amortization	5,171	5,621
Equity method investment loss (income)	260	(394)
Adjusted EBITDA	$47,113	$55,361

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, and equity method investment loss (income).

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended March 31,
	2023	2022
Principal amount of the bonds	$201,250,000	$201,250,000
Par value	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250

Initial conversion rate	10.3911	10.3911
Conversion price	$96.23620	$96.23620

Average share price (b)	$97.73393	$80.54661
Impact of conversion (c)	$204,382,062	$—

Cash paid for principal	(201,250,000)	(201,250,000)
Conversion premium	$3,132,062	$—

Average share price	$97.73393	$80.54661
Conversion premium in shares (d) (e)	32,047	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share. For the quarter ended March 31, 2023, the inclusion of the shares had a dilutive impact and were included in the diluted EPS calculation. There was no dilutive impact for the quarter ended March 31, 2022.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.